Exhibit 99.1

AN2 Therapeutics Reports First Quarter 2022 Financial Results and Provides Business Updates

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On Track for Several Milestones in 2022, and Supported by Strong Balance Sheet from Upsized Initial Public Offering

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Continued Progress Advancing Epetraborole Clinical Program with Enrollment for Pivotal Phase 2/3 Trial in Treatment-Refractory MAC Lung Disease Expected to Begin in First Half of 2022

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AN2 Board Strengthened through Appointment of Key Industry Executives

Menlo Park, CA – May 10, 2022 – AN2 Therapeutics, Inc. (Nasdaq: ANTX), a clinical-stage biopharmaceutical company focused on developing treatments for rare, chronic, and serious infectious diseases with high unmet needs, today reported financial results for the quarter ended March 31, 2022.

“Over the past several months, we made significant progress on many key initiatives, executed a successful upsized IPO, strengthened our board with new members, and progressed the clinical and regulatory strategy for our lead product candidate epetraborole,” said Eric Easom, President and Chief Executive Officer. “With these advances in our development program and a strong balance sheet, we believe we are well-positioned to execute our objectives.”

First Quarter & Recent Business Updates:

Raised Total of $79.4 Million Through Upsized Initial Public Offering. In March, AN2 Therapeutics successfully completed an upsized initial public offering of $69.0 million and on April 12, 2022, the Company received an additional $10.4 million from the underwriter’s full exercise of its option to purchase additional shares. The Company plans to utilize proceeds from the financing to fund the development of epetraborole for treatment-refractory non-tuberculous mycobacterial (NTM) lung disease caused by Mycobacterium avium complex (MAC), the expansion of epetraborole in treatment-refractory MAC lung disease to other key global markets, and the further development of the Company’s boron chemistry drug discovery platform, as well as other general corporate purposes.

Reported Phase 1b Data for Oral Epetraborole. In February, AN2 Therapeutics announced topline results from its Phase 1b dose-ranging study evaluating oral epetraborole in healthy volunteers at doses ranging from 250 mg to 1,000 mg administered for up to 28 days. There were no severe or serious adverse events and safety and pharmacokinetic results support further clinical development of epetraborole in NTM lung disease. Pharmacokinetics were shown to be generally linear and predictable, consistent with previous studies.

Epetraborole IND Cleared, Granted QIDP, Fast Track and Orphan Drug Designation. In January, AN2 Therapeutics reported that the U.S. Food and Drug Administration (FDA) cleared the Company’s Investigational New Drug (IND) application for epetraborole, granted Fast Track designation to investigate epetraborole for treatment-refractory MAC lung disease, and designated epetraborole as a Qualified Infectious Disease Product (QIDP) for treatment-refractory MAC lung disease. In February, the Company announced that the FDA granted epetraborole orphan drug designation for the treatment of infections caused by NTM.

Expanded Company’s Board of Directors. During the quarter, AN2 Therapeutics appointed Dr. Mel Spigelman to its Board of Directors. Dr. Spigelman is a leader in the area of Mycobacterium antibacterial drug research and development, serves as the President and CEO of the Global Alliance for TB Drug Development, and is the Co-Chair of the Working Group on New TB Drugs of the Stop TB Partnership. In May, the Company appointed Maggie FitzPatrick, a corporate affairs, communications and business operations leader, to its Board of Directors. Ms. FitzPatrick previously served as Global Chief Communications Officer and led public affairs at Johnson & Johnson.

Advancing Epetraborole Clinical Development. AN2 Therapeutics has commenced start up activities for its pivotal Phase 2/3 trial in treatment-refractory MAC lung disease, which is expected to begin in the first half of 2022. Topline results for the ongoing Phase 1 study evaluating epetraborole in renally impaired subjects is expected in the second half of 2022. The Company has also initiated planning activities for its Phase 1 safety and pharmacokinetics study of oral epetraborole in healthy volunteers in Japan, in anticipation of potentially studying epetraborole in Japanese treatment-refractory MAC lung disease patients in the future.

Financial Results for First Quarter 2022:

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Research and Development (R&D) Expenses: R&D expenses increased for the three months ended March 31, 2022, compared to the same period during 2021 due to higher clinical trial activity, additional R&D personnel and related stock-based compensation expense, increased manufacturing activity for our clinical trial supplies and higher outside consultant costs related to our research and development activities.
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General and Administrative (G&A) Expenses: G&A expenses increased for the three months ended March 31, 2022, compared to the same period during 2021 due to additional G&A personnel and related stock-based compensation expense, higher outside legal and accounting professional service costs and increased consulting services.
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Cash Position: Cash, cash equivalents and short-term investments totaled $118.4 million on March 31, 2022. The Company expects that current cash, cash equivalents and investments, including net proceeds from the underwriters’ over-allotment option exercised in April, will be sufficient to fund its operating expenses through mid-2024.

About AN2 Therapeutics, Inc.

AN2 Therapeutics, Inc. is a clinical-stage biopharmaceutical company developing treatments for rare, chronic, and serious infectious diseases with high unmet needs. AN2 is developing epetraborole, a once-daily oral treatment for patients with NTM lung disease, a rare, chronic, and progressive infectious disease caused by bacteria, known as mycobacteria, that leads to irreversible lung damage and can be fatal.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements expressed or implied in this press release include, but are not limited to, statements regarding: AN2's anticipated progress, business plans, business strategy and planned clinical trials; AN2's plans to initiate its Phase 2/3 pivotal clinical trial and the timing thereof; the potential clinical benefits and therapeutic potential of epetraborole; AN2's estimated cash runway and the timing of use of its capital resources; the timing of initial data from AN2's research and development programs, including the manufacture of clinical trial material and drug product for launch; statements regarding AN2's expected use of proceeds from its initial public offering; and other statements that are not historical fact. These statements are based on AN2's current plans, objectives, estimates, expectations and intentions, are not guarantees of future performance and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, but are not limited to, risks and uncertainties related to: the effects of the evolving COVID-19 pandemic; AN2's ability to initiate its Phase 2/3 pivotal clinical trial of epetraborole on the anticipated timing or at all; initiation of planned clinical trials and enrollment of patients in its future clinical trials; AN2's ability to procure sufficient supply of its product candidate for its future clinical trials; the preclinical profiles of AN2's product candidate not translating in clinical trials; the potential for results from clinical trials to differ from preclinical, early clinical, preliminary or expected results; significant adverse events, toxicities or other undesirable side effects associated with AN2's product candidate; the significant uncertainty associated with AN2's product candidate ever receiving any regulatory approvals; AN2's ability to obtain, maintain or protect intellectual property rights related to its current and future product candidates; implementation of AN2's strategic plans for its business and current and future product candidates; the sufficiency of AN2's capital resources and need for additional capital to achieve its goals; and other risks, including those described under the heading “Risk Factors” in AN2's prospectus filed with the U.S. Securities and Exchange Commission (SEC) on March 24, 2022 and in AN2's reports to be filed with the SEC, including AN2’s Quarterly Report on Form 10-Q for the quarter ended

March 31, 2022. These filings, when available, are available on the investor relations section of our website at investor.an2therapeutics.com and on the SEC's website at www.sec.gov. Forward-looking statements contained in this press release are made as of this date, and AN2 undertakes no duty to update such information except as required under applicable law.

Company Contacts:

Lucy O. Day

Chief Financial Officer

l.day@an2therapeutics.com

Anne Bowdidge

Investor Relations

abowdidge@an2therapeutics.com

AN2 THERAPEUTICS, INC.

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended March 31,
	2022	2021
Operating expenses:
Research and development	$5,633	$1,649
General and administrative	2,050	401
Total operating expenses	7,683	2,050
Loss from operations	(7,683)	(2,050)
Interest income	27	2
Other income (expense)	1	—
Net loss	(7,655)	(2,048)
Accretion to redemption value and cumulative dividends on preferred stock	(1,820)	(761)
Net loss attributable to common stockholders	$(9,475)	$(2,809)
Net loss per share attributable to common stockholders, basic and diluted	$(2.98)	$(1.07)
Weighted-average number of shares used in computing net loss per share, basic and diluted	3,180,717	2,620,670
Other comprehensive loss:
Unrealized loss on investments	(131)	—
Comprehensive loss	$(7,786)	$(2,048)

AN2 THERAPEUTICS, INC.

CONDENSED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31, 2022	December 31, 2021
Assets
Cash and cash equivalents	$82,519	$12,097
Short-term investments	35,835	46,458
Prepaid expenses and other current assets	1,429	1,551
Deferred offering costs	—	1,724
Long-term investments	—	3,486
Other assets, long-term	720	—
Total assets	$120,503	$65,316

Liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)
Accounts payable	$2,609	$1,063
Other current liabilities	2,478	2,332
Other liabilities, long-term	6	13
Total liabilities	5,093	3,408
Redeemable convertible preferred stock	—	109,319
Stockholders’ equity (deficit)	115,410	(47,411)
Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)	$120,503	$65,316